As filed with the Securities and Exchange Commission on November 17, 2008
Registration No. 333-155100
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
                    to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)

Nevada	27-0099920
(State of incorporation)	(I.R.S. Employer Identification No.)

3355 Las Vegas Boulevard South
Las Vegas, Nevada 89109
(702) 414-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

J. Alberto Gonzalez-Pita, Esq.
3355 Las Vegas Boulevard South
Las Vegas, Nevada 89109
(702) 414-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John C. Kennedy, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
(212) 373-3000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☑

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Aggregate Amount	Offering	Aggregate	Registration
Securities to be Registered	to be Registered(1)	Price per Unit(1)	Offering Price(1)	Fee(1)
Senior Debt Securities and Subordinated Debt Securities (collectively, “debt securities”)(2)
Preferred Stock(2)
Common Stock(2)
Depositary Shares
Warrants
Purchase Contracts
Units
Guarantees of Debt Securities(3)

(1)	Pursuant to General Instruction II.E., this information is not required to be included. An indeterminate aggregate initial offering price or number of debt securities, shares of preferred stock, shares of common stock, depositary shares, warrants, purchase contracts and units of Las Vegas Sands Corp. is being registered as may from time to time be issued at currently indeterminable prices. Securities registered hereunder may be sold separately or together with other securities registered hereunder. The proposed maximum initial offering prices per security will be determined, from time to time, by Las Vegas Sands Corp. Prices, when determined, may be in U.S. dollars or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. If any debt securities or preferred stock are issued at an original issue discount, then the amount registered will include the principal or liquidation amount of such securities measured by the initial offering price thereof. In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, Las Vegas Sands Corp. hereby defers payment of the registration fee required in connection with this registration statement.

(2)	Including an indeterminate number of shares of common stock and preferred stock as may from time to time be issued upon conversion or exchange of debt securities or preferred stock, or upon the exercise of warrants or purchase contracts, as the case may be.

(3)	Las Vegas Sands, LLC may guarantee senior debt securities. No separate consideration will be received for the guarantees.

TABLE OF ADDITIONAL REGISTRANT

The following subsidiary of Las Vegas Sands Corp. may guarantee certain of the debt securities and is a co-registrant under this registration statement:

	State or Other Jurisdiction of	I.R.S. Employer
Name of Co-Registrant	Incorporation or Organization	Identification No.

Las Vegas Sands, LLC	Nevada	04-3010100

The address of the foregoing co-registrant is 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109 and the phone number is (702) 414-1000.

PROSPECTUS

Debt Securities

Preferred Stock

Common Stock

Depositary Shares

Warrants

Purchase Contracts

Units

This prospectus contains a general description of securities that may be offered for sale from time to time. The specific terms of the securities, including their offering prices, will be contained in one or more supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

All of the securities listed above will be issued by Las Vegas Sands Corp. In addition, Las Vegas Sands, LLC, a subsidiary of Las Vegas Sands Corp., may guarantee senior debt securities offered under this prospectus. The common stock of Las Vegas Sands Corp. is listed on the New York Stock Exchange under the trading symbol “LVS.”

Investing in our securities involves risks that are referenced under the caption “Risk Factors” on page 5 of this prospectus.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Neither the Nevada State Gaming Control Board, the Nevada Gaming Commission nor any other gaming regulatory agency has passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus or the investment merits of the securities offered hereby. Any representation to the contrary in unlawful.

The date of this prospectus is November 17, 2008.

ABOUT THIS PROSPECTUS

To understand the terms of the securities offered by this prospectus, you should carefully read this prospectus and any applicable prospectus supplement. You should also read the documents referenced under the heading “Where You Can Find More Information” for information on Las Vegas Sands Corp. and its financial statements. Certain capitalized terms used in this prospectus are defined elsewhere in this prospectus.

This prospectus is part of a registration statement that Las Vegas Sands Corp. has filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration procedure. Under this procedure, we may offer and sell from time to time, any of the following securities, in one or more series:

•	debt securities,

•	preferred stock,

•	common stock,

•	depositary shares,

•	warrants,

•	purchase contracts and

•	units.

In addition, Las Vegas Sands, LLC, a subsidiary of ours, may guarantee senior debt securities offered under this prospectus.

As described under the heading “Plan of Distribution,” certain third parties may also offer securities from time to time. The securities may be sold for U.S. dollars, foreign-denominated currency or currency units. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency or currency units as specified in the applicable prospectus supplement.

This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus.

The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement. Securities may be sold to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold directly or through dealers or agents designated from time to time, which agents may be affiliates of ours. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any offer.

The prospectus supplement will also contain, with respect to the securities being sold, the names of any underwriters, dealers or agents, together with the terms of the offering, the compensation of any underwriters and the net proceeds to us.

Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act.”

As used in this prospectus, unless the context requires otherwise, the terms “we,” “us,” “our,” “Las Vegas Sands” or “the Company” refer to Las Vegas Sands Corp., a Nevada corporation.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the “Exchange Act.” You may obtain such SEC filings from the SEC’s website at http://www.sec.gov. You may also read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. You can also obtain information about Las Vegas Sands at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website or at its public reference room.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

•	Our Annual Report on Form 10-K for the year ended December 31, 2007 (filed February 29, 2008), including portions of our Proxy Statement for the 2008 annual meeting of stockholders (filed April 29, 2008) to the extent specifically incorporated by reference therein;

•	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2008 (filed May 9, 2008), the quarter ended June 30, 2008 (filed August 11, 2008) and the quarter ended September 30, 2008 (filed November 10, 2008);

•	Our Current Reports on Form 8-K filed on January 4, 2008, January 16, 2008, February 15, 2008, March 6, 2008, March 31, 2008, April 24, 2008, April 28, 2008, April 30, 2008 (only with respect to Item 5.02), July 30, 2008 (only with respect to Item 5.02), October 1, 2008 (other than with respect to Item 7.01), November 3, 2008, November 6, 2008, November 7, 2008, November 12, 2008 (other than with respect to Item 7.01), November 14, 2008, and November 17, 2008 (other than any portion of such filings that are furnished under applicable SEC rules rather than filed); and

•	The description of the common stock set forth in our Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on December 8, 2004, and any amendment or report filed for the purpose of updating any such description.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference. The information contained on our website (http://www.lasvegassands.com) is not incorporated into this prospectus.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the SEC as described under “Where You Can Find More Information” or, at no cost, by writing or telephoning Las Vegas Sands at the following address:

Las Vegas Sands Corp.
3355 Las Vegas Boulevard South
Las Vegas, Nevada 89109
Attention: Investor Relations
Telephone: (702) 414-1000

You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement, any free writing prospectus that we authorize and any pricing supplement that we authorize. We have not authorized any person, including any underwriter, salesperson or broker, to provide information other than that provided in this prospectus, the prospectus supplement, any free writing prospectus that we authorize or any pricing supplement that we authorize. We have not authorized anyone to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted.

You should assume that the information in this prospectus, the prospectus supplement, any free writing prospectus that we authorize and any pricing supplement that we authorize is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of such document incorporated by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act. These forward-looking statements include the discussions of our business strategies and expectations concerning future operations, margins, profitability, liquidity and capital resources. Words such as “anticipates,” “believes,” “estimates,” “seeks,” “expects,” “plans,” “intends” and similar expressions, as they relate to our Company or its management, are intended to identify forward-looking statements. Although we believe that these forward-looking statements are reasonable, we cannot assure you that any forward-looking statements will prove to be correct. These forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

These factors include, among others, those discussed under “Risk Factors” or otherwise discussed in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q and in our other filings made from time to time with the SEC after the date of the registration statement of which this prospectus is a part. These factors also include the risks associated with:

•	our substantial leverage, debt service and debt covenant compliance (including sensitivity to fluctuations in interest rates and other capital markets trends);

•	recent disruptions in the global financing markets and our ability to obtain sufficient funding for our current and future developments, including our Cotai Strip developments;

•	general economic and business conditions which may impact levels of disposable income, consumer spending, pricing of hotel rooms and retail and mall sales;

•	the impact of the delays and suspensions of certain of our development projects;

•	the uncertainty of tourist behavior related to spending and vacationing at casino-resorts in Las Vegas, Macao and Singapore;

•	potential visa restrictions limiting the number of visits and the length of stay for visitors from mainland China to our Macao properties;

•	our dependence upon properties in Las Vegas and Macao for all of our cash flow;

•	our relationship with GGP or any successor owner of The Shoppes at The Palazzo and The Grand Canal Shoppes, and the ability of GGP to perform under the Phase II Mall purchase and sale agreement, as amended;

•	new developments, construction and ventures, including our Cotai Strip developments, Marina Bay Sands, Sands Bethlehem and the St. Regis Residences;

•	the passage of new legislation and receipt of governmental approvals for our proposed developments in Macao, Singapore and other jurisdictions where we are planning to operate;

•	our insurance coverage, including the risk that we have not obtained sufficient coverage against acts of terrorism or will only be able to obtain additional coverage at significantly increased rates;

•	disruptions or reductions in travel due to conflicts in Iraq and any future terrorist incidents;

•	outbreaks of infectious diseases, such as severe acute respiratory syndrome or avian flu, in our market areas;

•	government regulation of the casino industry, including gaming license regulation, the legalization of gaming in certain domestic jurisdictions, including Native American reservations, and regulation of gaming on the Internet;

•	increased competition and additional construction in Las Vegas, including recent and upcoming increases in hotel rooms, meeting and convention space and retail space;

•	fluctuations in the demand for all-suites rooms, occupancy rates and average daily room rates in Las Vegas;

•	the popularity of Las Vegas and Macao as convention and trade show destinations;

•	new taxes or changes to existing tax rates;

•	our ability to meet certain development deadlines in Macao and Singapore;

•	our ability to maintain our gaming subconcession in Macao;

•	the completion of infrastructure projects in Macao and Singapore;

•	increased competition and other planned construction projects in Macao and Singapore; and

•	the outcome of any ongoing and future litigation.

For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the documents that we have filed with the SEC, including our most recent annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and proxy statements.

All future written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. Readers are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update any forward-looking statements after the date of this prospectus as a result of new information, future events or developments, except as required by federal securities laws.

THE COMPANY

We own and operate The Venetian Resort-Hotel-Casino, The Palazzo Resort-Hotel-Casino and the Sands Expo and Convention Center in Las Vegas, as well as the Sands Macao and The Venetian Macao Resort Hotel in the People’s Republic of China Special Administrative Region of Macao. We also own the Four Seasons Hotel Macao, the hotel and luxury serviced apartment hotel portions of which are managed by Four Seasons Hotel Inc., adjacent to The Venetian Macao Resort Hotel. We are currently constructing two additional integrated resorts: Sands Casino Resort Bethlehem in Bethlehem, Pennsylvania, and the Marina Bay Sandstm in Singapore. We are also creating the Cotai Striptm, a master-planned development of resort-casino properties in Macao. We are exploring the possibility of developing and operating integrated resorts in additional Asian and U.S. jurisdictions, and in Europe.

For a description of our business, financial condition, results of operations and other important information regarding our Company, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

We are organized under the laws of Nevada. Our principal executive office is located at 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109, telephone (702) 414-1000.

Las Vegas Sands, LLC is an operating subsidiary of ours. It is a limited liability company organized under the laws of Nevada and its principal executive office is located at 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109, telephone (702) 414-1000.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2007, as updated by the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Quarterly Report on Form 10-Q for the quarters ended June 30, 2008 and September 30, 2008, all of which are incorporated by reference in this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for each of the periods indicated. For the purpose of calculating the consolidated ratio of earnings to fixed charges, “earnings” represents pre-tax income plus amortization of capitalized interest and fixed charges, and less interest capitalized. “Fixed charges” consists of interest expense, whether expensed or capitalized, amortization of debt financing costs, and one-third of lease expense, which we believe is representative of the interest component of lease expense. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

	Nine Months
	Ended
	September 30,				Year Ended December 31,
	2008		2007		2007		2006		2005		2004		2003

Ratio of earnings to fixed charges(a)	—(b	)	—(b	)	—(b	)	2.7	x	3.1	x	4.2	x	1.5	x

(a)	We have not paid any dividends on preferred stock in the periods presented. Therefore, the ratio of earnings to combined fixed charges and preferred stock dividends is not different from the ratio of earnings to fixed charges.

(b)	Earnings were insufficient to cover fixed charges by approximately $167.2 million and $73.6 million in the nine months ended September 30, 2008 and 2007, respectively, and $80.7 million in the year ended December 31, 2007.

USE OF PROCEEDS

We will use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, unless we specify otherwise in the applicable prospectus supplement. General corporate purposes may include our construction and development projects in Las Vegas, Macao, Singapore and Pennsylvania, additions to working capital, capital expenditures, repayment of debt, the financing of possible acquisitions and investments or stock repurchases.

DESCRIPTION OF THE DEBT SECURITIES

General

The following description of the terms of our senior debt securities and subordinated debt securities (together, the “debt securities”) sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. Unless otherwise noted, the general terms and provisions of our debt securities discussed below apply to both our senior debt securities and our subordinated debt securities. Our debt securities may be issued from time to time in one or more series. The particular terms of any series of debt securities and the extent to which the general provisions may apply to a particular series of debt securities will be described in the prospectus supplement relating to that series.

The senior debt securities will be issued under an indenture dated as of September 30, 2008, between us and U.S. Bank National Association, as trustee or an indenture between us, Las Vegas Sands, LLC, as guarantor and U.S. Bank National Association, as trustee (collectively, the “senior indenture”). The subordinated debt securities will be issued under an indenture between us and U.S. Bank National Association, as trustee (the “subordinated indenture” and, together with the senior indenture, the “indentures”). The trustees under the indentures are referred to, individually, as the “Trustee.” The senior debt securities will constitute our unsecured and unsubordinated obligations and the subordinated debt securities will constitute our unsecured and subordinated obligations. A detailed description of the subordination provisions is provided below under the caption “— Ranking and Subordination — Subordination.” In general, however, if we declare bankruptcy, holders of the senior debt securities will be paid in full before the holders of subordinated debt securities will receive anything.

The statements set forth below are brief summaries of certain provisions contained in the indentures, which summaries do not purport to be complete and are qualified in their entirety by reference to the indentures, which are incorporated by reference as exhibits or filed as exhibits to the registration statement of which this prospectus forms a part. Terms used herein that are otherwise not defined shall have the meanings given to them in the indentures. Such defined terms shall be incorporated herein by reference.

The indentures do not limit the amount of debt securities that may be issued under the applicable indenture and debt securities may be issued under the applicable indenture up to the aggregate principal amount that may be authorized from time to time by us. Any such limit applicable to a particular series will be specified in the prospectus supplement relating to that series.

The prospectus supplement relating to any series of debt securities in respect to which this prospectus is being delivered will contain the following terms, among others, for each such series of debt securities:

•	the designation and issue date of the debt securities;

•	the date or dates on which the principal of the debt securities is payable;

•	the rate or rates (or manner of calculation thereof), if any, per annum at which the debt securities will bear interest, if any, the date or dates from which interest will accrue and the interest payment date or dates for the debt securities;

•	any limit upon the aggregate principal amount of the debt securities which may be authenticated and delivered under the applicable indenture;

•	the period or periods within which, the redemption price or prices or the repayment price or prices, as the case may be, at which, and the terms and conditions upon which, the debt securities may be redeemed at the Company’s option or the option of the holder of such debt securities;

•	the obligation, if any, of the Company to purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities will be purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities will be issuable;

•	provisions, if any, with regard to the conversion or exchange of the debt securities, at the option of the holders of such debt securities or the Company, as the case may be, for or into new securities of a different series, the Company’s common stock or other securities;

•	if other than U.S. dollars, the currency or currencies or units based on or related to currencies in which the debt securities will be denominated and in which payments of principal of, and any premium and interest on, such debt securities shall or may be payable;

•	if the principal of (and premium, if any) or interest, if any, on the debt securities are to be payable, at the election of the Company or a holder of such debt securities, in a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

•	if the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities may be determined with reference to an index based on a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the manner in which such amounts shall be determined;

•	provisions, if any, related to the exchange of the debt securities, at the option of the holders of such debt securities, for other securities of the same series of the same aggregate principal amount or of a different authorized series or different authorized denomination or denominations, or both;

•	the portion of the principal amount of the debt securities, if other than the principal amount thereof, which shall be payable upon declaration of acceleration of the maturity thereof as more fully described under the section “— Events of Default, Notice and Waiver” below;

•	whether the debt securities will be issued in the form of global securities and, if so, the identity of the depositary with respect to such global securities;

•	if the debt securities will be guaranteed, the terms and conditions of such guarantees and provisions for the accession of the guarantors to certain obligations under the applicable indenture;

•	with respect to subordinated debt securities only, the amendment or modification of the subordination provisions in the subordinated indenture with respect to the debt securities; and

•	any other specific terms.

We may issue debt securities of any series at various times and we may reopen any series for further issuances from time to time without notice to existing holders of securities of that series.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount debt securities bear no interest or bear interest at below-market rates. These are sold at a discount below their stated principal amount. If we issue these securities, the prospectus supplement relating to such series of debt securities will describe any special tax, accounting or other information which we think is important. We encourage you to consult with your own competent tax and financial advisors on these important matters.

Unless we specify otherwise in the applicable prospectus supplement relating to such series of debt securities, the covenants contained in the indentures will not provide special protection to holders of debt securities if we enter into a highly leveraged transaction, recapitalization or restructuring.

Unless otherwise set forth in the prospectus supplement relating to such series of debt securities, interest on outstanding debt securities will be paid to holders of record on the date that is 15 days prior to the date such interest is to be paid or, if not a business day, the next preceding business day. Unless otherwise specified in the prospectus supplement, debt securities will be issued in fully registered form only. Unless otherwise specified in the prospectus supplement, the principal amount of the debt securities will be payable at the corporate trust office of the Trustee in New York, New York. The debt securities may be presented for transfer or exchange at such office unless otherwise specified in the prospectus supplement, subject to the limitations provided in the applicable indenture, without any service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charges payable in connection therewith.

Guarantees

General

Our payment obligations under any series of non-convertible debt securities may be guaranteed by one or more of our subsidiaries or other persons. If a series of debt securities is so guaranteed by any of our subsidiaries, such subsidiaries will execute a supplemental indenture or notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will describe the terms of any guarantee by our subsidiaries.

The obligations of each guarantor under its guarantee may be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of that subsidiary and any collections from or payments made by or on behalf of any other guarantor in respect to its obligations under its guarantee.

Guarantees of Senior Debt Securities

In addition, Las Vegas Sands, LLC may guarantee our non-convertible senior debt securities under the Guarantees (as defined below). Las Vegas Sands, LLC, as primary obligor and not merely as surety, will fully, irrevocably and unconditionally guarantee to each Holder of the senior debt securities and to the applicable Trustee and its successors and assigns, (1) the full and punctual payment of principal and interest on the debt securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of ours under the senior indenture (including obligation applicable to the Trustee) and the debt securities and (2) the full and punctual performance within applicable grace periods of all other obligations of ours under the senior indenture and the debt securities (the “Guarantees”). Such Guarantees will constitute guarantees of payment, performance and compliance and not merely of collection. The obligations of Las Vegas Sands, LLC under the senior indentures will be unconditional irrespective of the absence or existence of any action to enforce the same, the recovery of any judgment against us or each other or any waiver or amendment of the provisions of the senior indenture or the debt securities to the extent that any such action or similar action would otherwise constitute a legal or equitable discharge or defense of a guarantor (except that any such waiver or amendment that expressly purports to modify or release such obligations shall be effective in accordance with its terms). The obligations of Las Vegas Sands, LLC to make any payments may be satisfied by causing us to make such payments. Las Vegas Sands, LLC shall further agree to waive presentment to, demand of payment from and protest to us, and shall also waive diligence, notice of acceptance of its Guarantee, presentment, demand for payment, notice of protest for non-payment, filing a claim if we complete a merger or declare bankruptcy and any right to require a proceeding first against us. These obligations shall be unaffected by any failure or policy of the Trustee to exercise any right under the senior indenture or under any series of security. If any Holder of any debt security or the senior Trustee is required by a court or otherwise to return to us, Las Vegas Sands, LLC, or any custodian, Trustee, liquidator or other similar official acting in relation to us, Las Vegas Sands, LLC, any amount paid by us or any of them to the Trustee or such Holder, the Guarantees of Las Vegas Sands, LLC, to the extent theretofore discharged, shall be reinstated in full force and effect.

Further, each of the Guarantors agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee, or any Holder of debt securities in enforcing any of their respective rights under the Guarantees. The senior indentures provides that each of the Guarantees of Las Vegas Sands, LLC is limited to the maximum amount that can be guaranteed by Las Vegas Sands, LLC, without rendering the relevant

Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. Although we believe the Guarantees of Las Vegas Sands, LLC are valid and enforceable, under certain circumstances, a court could find a subsidiary’s guarantee void or unenforceable under fraudulent conveyance, fraudulent transfer or similar laws affecting the rights of creditors generally.

Ranking and Subordination

General

The debt securities and the guarantees will effectively rank junior in right of payment to any of our or the guarantors’ current and future secured obligations to the extent of the value of the assets securing such obligations. The debt securities and the guarantees will be effectively subordinated to all existing and future liabilities, including indebtedness and trade payables, of our non-guarantor subsidiaries. Unless otherwise set forth in the prospectus supplement relating to a specific series of debt securities, the indentures do not limit the amount of unsecured indebtedness or other liabilities that can be incurred by our non-guarantor subsidiaries.

Furthermore, we are a holding company with no material business operations. Our ability to service our respective indebtedness and other obligations is dependent primarily upon the earnings and cash flows of our subsidiaries and the distribution or other payment to us of such earnings or cash flows. In addition, certain indebtedness of our subsidiaries contains, and future agreements relating to any indebtedness of our subsidiaries may contain, significant restrictions on the ability of our subsidiaries to pay dividends or otherwise make distributions to us.

Ranking of Debt Securities

The senior debt securities described in this prospectus will be unsecured, senior obligations of Las Vegas Sands Corp. and will rank equally with our other unsecured and unsubordinated obligations. Any guarantees of the senior debt securities will be unsecured and senior obligations of each of the guarantors, and will rank equally with all other unsecured and unsubordinated obligations of such guarantors. The subordinated debt securities will be unsecured, subordinated obligations and the any guarantees of the subordinated debt securities will be unsecured and subordinated obligations of each of the guarantors.

Subordination

If issued, the indebtedness evidenced by the subordinated debt securities will be subordinate to the prior payment in full of all our Senior Indebtedness (as defined below). During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our Senior Indebtedness, we may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities. In addition, upon any payment or distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our Senior Indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our Senior Indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The subordination provisions also apply in the same way to each guarantor with respect to the Senior Indebtedness of such guarantor.

The term “Senior Indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•	all of the indebtedness of that person for borrowed money, including any indebtedness secured by a mortgage or other lien which is (1) given to secure all or part of the purchase price of property subject to the mortgage or lien, whether given to the vendor of that property or to another lender, or (2) existing on property at the time that person acquires it;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other similar instruments sold by that person for money;

•	all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

•	all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above, in each case, that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•	all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities, and any unsubordinated guarantee obligations of ours or any guarantor to which we and the guarantors are a party, including the guarantors’ guarantees of our debt securities and other indebtedness for borrowed money, constitute Senior Indebtedness for purposes of the subordinated indenture.

Pursuant to the subordinated indenture, the subordinated indenture may not be amended, at any time, to alter the subordination provisions of any outstanding subordinated debt securities without the consent of the requisite holders of each outstanding series or class of Senior Indebtedness (as determined in accordance with the instrument governing such Senior Indebtedness) that would be adversely affected thereby.

Consolidation, Merger, Conveyance or Transfer on Certain Terms

Except as described in the applicable prospectus supplement relating to such debt securities, our Company (or Las Vegas Sands, LLC if it is a guarantor of senior debt securities), Las Vegas Sands, LLC will not consolidate with or merge into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity, unless:

(1) (a) in the case of our company the entity formed by such consolidation or into which our Company is merged or the entity that acquires by conveyance or transfer the properties and assets of our Company substantially as an entirety shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, and will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance of every covenant of the applicable indenture (as supplemented from time to time) on the part of our Company to be performed or observed; (b) in the case of Las Vegas Sands LLC, where it is the guarantor of senior debt securities, the entity formed by such consolidation or into which Las Vegas Sands, LLC is merged or the entity which acquires by conveyance or transfer the properties and assets of Las Vegas Sands, LLC substantially as an entirety shall be either (i) one of us or Las Vegas Sands, LLC or (ii) an entity organized and existing under the laws of the United States of America or any State or the District of Columbia, and in the case of clause (ii), shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the performance of every covenant of the applicable indenture (as supplemented from time to time) on the part of Las Vegas Sands, LLC to be performed or observed;

(2) immediately after giving effect to such transaction, no Event of Default (as defined below), and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing;

(3) such transaction will not result in the loss or suspension or material impairment of any material Gaming License of the Company or its Subsidiaries;

(4) such transaction would not require any holder of debt securities (other than any person acquiring the Company or its assets and any affiliate thereof) to obtain a Gaming License or be qualified under the law of any applicable gaming jurisdiction; provided that such holder would not have been required to obtain a Gaming License or be qualified under the laws of any applicable gaming jurisdiction in the absence of such transaction; and

(5) we have delivered to the Trustee an officers’ certificate and an opinion of counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this covenant and that all conditions precedent provided for relating to such transaction have been complied with.

Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of our Company (or Las Vegas Sands, LLC) substantially as an entirety as set forth above, the successor person formed by such consolidation or into which our Company (or Las Vegas Sands, LLC) is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of our Company (or Las Vegas Sands, LLC) under the applicable indenture with the same effect as if such successor had been named as our Company (or Las Vegas Sands, LLC) in the applicable indenture. In the event of any such conveyance or transfer, our Company (or Las Vegas Sands, LLC) as the predecessor shall be discharged from all obligations and covenants under the applicable indenture and the debt securities issued under such indenture and may be dissolved, wound up or liquidated at any time thereafter.

Certain Covenants

Any covenants of our Company pertaining to a series of debt securities will be set forth in a prospectus supplement relating to such series of debt securities.

Except as described in the prospectus and any applicable prospectus supplement relating to such series of debt securities, the indentures and the debt securities do not contain any covenants or other provisions designed to afford holders of debt securities protection in the event of a recapitalization or highly leveraged transaction involving our Company.

Certain Definitions

The following are certain of the terms defined in the indentures:

“GAAP” means generally accepted accounting principles as such principles are in effect in the United States as of the date of the applicable indenture.

“Gaming Authority” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including without limitation, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board, the Macau Gaming Authorities, the Pennsylvania Gaming Control Board, the Singapore Casino Regulatory Authority and any other agency with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Company or any of its subsidiaries.

“Gaming Laws” means the gaming laws of a jurisdiction or jurisdictions to which the Company or a Subsidiary of the Company is, or may at any time after the date of the applicable indenture be, subject, including all applicable provisions of all: (1) constitutions, treatises, statutes or laws governing gaming operations (including, without limitation, card club casinos and pari-mutuel race tracks) and rules, regulations and ordinances of any Gaming Authority; (2) any governmental approval relating to any gaming business (including pari-mutuel betting) or enterprise; and (3) orders, decisions, judgments, awards and decrees of any Gaming Authority.

“Gaming Licenses” means every license, franchise or other authorization required to own, lease, operate or otherwise conduct activities of the Company or any of its subsidiaries and the regulations promulgated pursuant thereto, and other applicable federal, state, foreign or local laws.

“Significant Subsidiary” means any Subsidiary which would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as in effect on the date of the applicable indenture.

“Subsidiary” means, with respect to any person, any corporation more than 50% of the voting stock of which is owned directly or indirectly by such person, and any partnership, association, joint venture or other entity in which such person owns more than 50% of the equity interests or has the power to elect a majority of the board of directors or other governing body.

Optional Redemption

Unless we specify otherwise in the applicable prospectus supplement, we may redeem any of the debt securities as a whole at any time or in part from time to time, at our option, on at least 15 days, but not more than 45 days, prior notice mailed to the registered address of each holder of the debt securities to be redeemed, at respective redemption prices equal to the greater of:

•	100% of the principal amount of the debt securities to be redeemed, and

•	the sum of the present values of the Remaining Scheduled Payments, as defined below, discounted to the redemption date, on a semi-annual basis, assuming a 360 day year consisting of twelve 30 day months, at the Treasury Rate, as defined below, plus the number, if any, of basis points specified in the applicable prospectus supplement;

plus, in each case, accrued interest to the date of redemption that has not been paid (such redemption price, the “Redemption Price”).

“Comparable Treasury Issue” means, with respect to the debt securities, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the debt securities being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such debt securities.

“Comparable Treasury Price” means, with respect to any redemption date for the debt securities: (1) the average of two Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of four such Reference Treasury Dealer Quotations; or (2) if the Trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all quotations obtained by the Trustee.

“Independent Investment Banker” means one of the Reference Treasury Dealers, to be appointed by us.

“Reference Treasury Dealer” means four primary U.S. Government securities dealers to be selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 3:00 p.m., New York City time, on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to each debt security to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such debt security, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such redemption date.

“Treasury Rate” means, with respect to any redemption date for the debt securities: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury debt securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the maturity date for the debt securities, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.

On and after the redemption date, interest will cease to accrue on the debt securities or any portion thereof called for redemption, unless we default in the payment of the Redemption Price, and accrued interest. On or before the redemption date, we shall deposit with a paying agent, or the applicable Trustee, money sufficient to pay the Redemption Price of and accrued interest on the debt securities to be redeemed on such date. If we elect to redeem less than all of the debt securities of a series, then the Trustee will select the particular debt securities of such series to be redeemed in a manner it deems appropriate and fair.

Mandatory Disposition Pursuant to Gaming Laws

Gaming Authorities in several jurisdictions extensively regulate our casino entertainment operations. The Gaming Authority of any jurisdiction in which we or any of our subsidiaries conduct or propose to conduct gaming may require that a holder of the debt securities or the beneficial owner of the debt securities of a holder be licensed, qualified or found suitable under applicable Gaming Laws. Under each indenture, each person that holds or acquires beneficial ownership of any of the debt securities shall be deemed to have agreed, by accepting such debt securities, that if any such Gaming Authority requires such person to be licensed, qualified or found suitable under applicable Gaming Laws, such holder or beneficial owner, as the case may be, shall apply for a license, qualification or a finding of suitability within the required time period.

Except as described in the applicable prospectus supplement relating to such series of debt securities, if a person required to apply or become licensed or qualified or be found suitable fails to do so, we will have the right, at our election, (1) to require such person to dispose of its debt securities or beneficial interest therein within 30 days of receipt of notice of such finding by the applicable Gaming Authority or such earlier date as may be requested or prescribed by such Gaming Authority or (2) to redeem such debt securities at a redemption price equal to the lesser of:

•	100% of the principal amount thereof;

•	the price at which such person acquired the debt securities; or

•	the fair market value of the debt securities as determined in good faith by the board of directors of the Company, together with, in each case, accrued and unpaid interest to the earlier of the date of redemption or such earlier date as may be required by the Gaming Authority or the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption, if so ordered by such Gaming Authority, or such other price as may be ordered by the Gaming Authority. Immediately upon a determination that a holder or beneficial owner will not be licensed, qualified or found suitable, the holder or beneficial owner will have no further rights (a) to exercise any right conferred by the debt securities, directly or indirectly, through any trustee, nominee or any other person or (b) to receive any interest or other distribution or payment with respect to the debt securities except the redemption price of the debt securities described in this paragraph; provided, however, such holder or beneficial owner may, to the extent permitted by such Gaming Authority, transfer the debt securities to any unaffiliated third party, who shall then be entitled to exercise all rights of a holder or beneficial owner under the debt securities.

We will notify the Trustee in writing of any such redemption as soon as practicable. Under each indenture, we will not be required to pay or reimburse any holder of the debt securities or beneficial owner who is required to apply for such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability.

Defeasance

Except as otherwise set forth in the prospectus supplement relating to the debt securities, each indenture provides that we, at our option,

(a) will be discharged from any and all obligations in respect of any series of debt securities (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold monies for payment in trust), or

(b) need not comply with any restrictive covenants described in a prospectus supplement relating to such series of debt securities, the guarantors will be released from the guarantees and certain Events of Default (other than those arising out of the failure to pay interest or principal on the debt securities of a particular series and certain events of bankruptcy, insolvency and reorganization) will no longer constitute Events of Default with respect to such series of debt securities, in each case, if we deposit with the Trustee, in trust, money or the equivalent in securities of the government which issued the currency in which the debt securities are denominated or government agencies backed by the full faith and credit of such government, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, such series on the dates such payments are due in accordance with the terms of such series.

To exercise any such option, we are required, among other things, to deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of such series to recognize income, gain or loss for federal income tax purposes and, in the case of a discharge pursuant to clause (a) above, accompanied by a ruling to such effect received from or published by the U.S. Internal Revenue Service.

In addition, we are required to deliver to the Trustee an officers’ certificate stating that such deposit was not made by us with the intent of preferring the holders over other creditors of ours or with the intent of defeating, hindering, delaying or defrauding creditors of ours or others.

Events of Default, Notice and Waiver

Except as otherwise set forth in the prospectus supplement relating to such series of debt securities, each indenture provides that, if an Event of Default specified therein with respect to any series of debt securities issued thereunder shall have happened and be continuing, either the Trustee thereunder or the holders of 33 1/3% in aggregate principal amount of the outstanding debt securities of such series (or 33 1/3% in aggregate principal amount of all outstanding debt securities under such indenture, in the case of certain Events of Default affecting all series of debt securities issued under such indenture) may declare the principal of all the debt securities of such series to be due and payable.

Except as otherwise set forth in the prospectus supplement relating to such series of debt securities, an “Event of Default” in respect of any series will be defined in the indentures as being any one of the following events:

•	default for 30 days in payment of any interest installment with respect to such series;

•	default in payment of principal of, or premium, if any, on, or any sinking or purchase fund or analogous obligation with respect to, debt securities of such series when due at their stated maturity, by declaration or acceleration, when called for redemption or otherwise;

•	default for 90 days after written notice to us by the Trustee thereunder or by holders of 33 1/3% in aggregate principal amount of the outstanding debt securities of such series in the performance, or breach, of any covenant or warranty pertaining to debt securities of such series;

•	certain events of bankruptcy, insolvency and reorganization with respect to us or any Significant Subsidiary of ours which is organized under the laws of the United States or any political sub-division thereof or the entry of an order ordering the winding up or liquidation of our affairs; and

•	with respect to any securities guaranteed, any Guarantee ceasing to be, or asserted by any Guarantor as not being, in full force and effect, enforceable according to its terms, except to the extent contemplated by the applicable indenture; and

•	revocation, termination, suspension or other cessation of effectiveness of any Nevada or Macau Gaming License, which results in the cessation or suspension of gaming operations for a period of more than 90 consecutive days.

Each indenture provides that the Trustee thereunder will, within 90 days after the occurrence of a default with respect to the debt securities of any series issued under such indenture, give to the holders of the debt securities of such series notice of all uncured and unwaived defaults known to it; provided, however, that, except in the case of default in the payment of principal of, premium, if any, or interest, if any, on any of the debt securities of such series, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series. The term “default” for the purpose of this provision means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to debt securities of such series.

Each indenture contains provisions entitling the Trustee under such indenture, subject to the duty of the Trustee during an Event of Default to act with the required standard of care, to be indemnified to its reasonable satisfaction by the holders of the debt securities before proceeding to exercise any right or power under the applicable indenture at the request of holders of such debt securities.

Each indenture provides that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series issued under such indenture may direct the time, method and place of conducting proceedings for remedies available to the Trustee or exercising any trust or power conferred on the Trustee in respect of such series, subject to certain conditions.

Except as otherwise set forth in the prospectus supplement relating to the debt securities, in certain cases, the holders of a majority in principal amount of the outstanding debt securities of any series may waive, on behalf of the holders of all debt securities of such series, any past default or Event of Default with respect to the debt securities of such series except, among other things, a default not theretofore cured in payment of the principal of, or premium, if any, or interest, if any, on any of the senior debt securities of such series or payment of any sinking or purchase fund or analogous obligations with respect to such senior debt securities.

Each indenture includes a covenant that we will file annually with the Trustee a certificate of no default or specifying any default that exists.

Modification of the Indentures

Except as set forth in the prospectus supplement relating to the debt securities, we and the Trustee may, without the consent of the holders of the debt securities issued under the indenture governing such debt securities, enter into indentures supplemental to the applicable indenture for, among others, one or more of the following purposes:

(1) to evidence the succession of another person to us or to a guarantor, if any, and the assumption by such successor of our Company’s or the guarantor’s obligations under the applicable indenture and the debt securities of any series;

(2) to add to the covenants of our Company or any guarantor, if any, or to surrender any rights or powers of our Company or any guarantor for the benefit of the holders of debt securities of any or all series issued under such indenture;

(3) to cure any ambiguity, to correct or supplement any provision in the applicable indenture which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under such indenture;

(4) to add to the applicable indenture any provisions that may be expressly permitted by the Trust Indenture Act of 1939, as amended (the “TIA”), excluding the provisions referred to in Section 316(a)(2) of the TIA as in effect at the date as of which the applicable indenture was executed or any corresponding provision in any similar federal statute hereafter enacted;

(5) to establish the form or terms of any series of debt securities to be issued under the applicable indenture, to provide for the issuance of any series of debt securities and/or to add to the rights of the holders of debt securities;

(6) to evidence and provide for the acceptance of any successor Trustee with respect to one or more series of debt securities or to add or change any of the provisions of the applicable indenture as shall be necessary to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the applicable indenture;

(7) to provide any additional Events of Default;

(8) to provide for uncertificated securities in addition to or in place of certificated securities; provided that the uncertificated securities are issued in registered form for certain federal tax purposes;

(9) to provide for the terms and conditions of converting those debt securities that are convertible into common stock or another such similar security;

(10) to secure any series of debt securities;

(11) to add guarantees in respect of any series or all of the debt securities;

(12) to make any change necessary to comply with any requirement of the SEC in connection with the qualification of the applicable indenture or any supplemental indenture under the TIA; and

(13) to make any other change that does not adversely affect the rights of the holders of the debt securities.

No supplemental indenture for the purpose identified in clauses (2), (3) or (5) above may be entered into if to do so would adversely affect the rights of the holders of debt securities of any series issued under the same indenture in any material respect.

Except as set forth in the prospectus supplement relating to such series of debt securities, each indenture contains provisions permitting us and the Trustee under such indenture, with the consent of the holders of a majority in principal amount of the outstanding debt securities of all series issued under such indenture to be affected voting as a single class, to execute supplemental indentures for the purpose of adding any provisions to or changing or eliminating any of the provisions of the applicable indenture or modifying the rights of the holders of the debt securities of such series to be affected, except that no such supplemental indenture may, without the consent of the holders of affected debt securities, among other things:

•	change the maturity of the principal of, or the maturity of any premium on, or any installment of interest on, any such debt security, or reduce the principal amount or the interest or any premium of any such debt securities, or change the method of computing the amount of principal or interest on any such debt securities on any date or change any place of payment where, or the currency in which, any debt securities or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity of principal or premium, as the case may be;

•	reduce the percentage in principal amount of any such debt securities the consent of whose holders is required for any supplemental indenture, waiver of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture;

•	modify any of the provisions of the applicable indenture related to (i) the requirement that the holders of debt securities issued under such indenture consent to certain amendments of the applicable indenture, (ii) the waiver of past defaults and (iii) the waiver of certain covenants, except to increase the percentage of holders required to make such amendments or grant such waivers; or

•	impair or adversely affect the right of any holder to institute suit for the enforcement of any payment on, or with respect to, such senior debt securities on or after the maturity of such debt securities.

In addition, the subordinated indenture will provide that we may not make any change in the terms of the subordination of the subordinated debt securities of any series in a manner adverse in any material respect to the holders of any series of subordinated debt securities without the consent of each holder of subordinated debt securities that would be adversely affected.

The Trustee

U.S. Bank National Association is the Trustee under each indenture. The Trustee and its affiliates may also provide banking, trustee and other services for, and transact other banking business with, us in the normal course of business. U.S. Bank National Association is also the trustee under the indenture governing our 6.375% senior notes due 2015 and the agent for our outstanding warrants.

Governing Law

The indentures will be governed by, and construed in accordance with, the laws of the State of New York.

Global Securities

We may issue debt securities through global securities. A global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security. If we do issue global securities, the following procedures will apply.

We will deposit global securities with the depositary identified in the prospectus supplement. After we issue a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the global security to the accounts of persons who have accounts with the depositary. These account holders are known as “participants.” The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Only a participant or a person who holds an interest through a participant may be the beneficial owner of a global security. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants.

We and the Trustee will treat the depositary or its nominee as the sole owner or holder of the debt securities represented by a global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names. They also will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities except that owners of beneficial interests in the debt securities will be subject to all of the provisions of the section entitled “Mandatory Disposition Pursuant to Gaming Laws.”

Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security. None of us, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary, upon receipt of any payments, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary’s records. We also expect that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in “street names,” and will be the responsibility of the participants.

If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue registered securities in exchange for the global security. In addition, we may at any time in our sole discretion determine not to have any of the debt securities of a series represented by global securities. In that event, we will issue debt securities of that series in definitive form in exchange for the global securities.

DESCRIPTION OF CAPITAL STOCK

The following description of the terms of our common stock and preferred stock sets forth certain general terms and provisions of our common stock and preferred stock, par value $0.001 per share, to which any prospectus supplement may relate. This section also summarizes relevant provisions of Nevada law. The following summary of the terms of our common stock and preferred stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the applicable provisions of Nevada law and our amended and restated articles of incorporation and our amended and restated by-laws, copies of which are exhibits to the registration statement of which this prospectus forms a part.

Capital Stock

Our authorized capital stock currently consists of 1,000,000,000 shares of common stock and 50,000,000 shares of preferred stock. As of October 31, 2008, we had 355,476,161 outstanding shares of common stock, including vested and unvested shares of restricted stock and excluding the following shares of common stock:

•	10,536,831 shares of common stock issuable upon the exercise of stock options outstanding as of October 31, 2008, with a weighted-average exercise price of $67.05 per share; and

•	14,471,899 shares of common stock reserved for future awards under our 2004 equity award plan.

As of October 31, 2008, we had no shares of preferred stock outstanding. As of October 28, 2008, there were approximately 303 holders of record of our common stock.

On November 14, 2008, we issued 286,363,636 additional shares of common stock, 10,446,300 shares of Series A Cumulative Perpetual Preferred Stock and warrants to purchase up to 174,105,348 shares of common stock.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. Holders of the common stock do not have any preemptive rights or cumulative voting rights, which means that the holders of a majority of the outstanding common stock voting for the election of directors can elect all directors then being elected. The holders of our common stock are entitled to receive dividends when, as, and if declared by our board of directors out of legally available funds. Upon our liquidation or dissolution, the holders of common stock will be entitled to share ratably in those of our assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. All of the outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of shares of any series of preferred stock that may be issued in the future. Nevada gaming laws and regulations subject holders of our common stock to certain suitability requirements. See “Business — Regulation and Licensing — State of Nevada” in our Annual Report on Form 10-K for the year ended December 31, 2007, which is incorporated by reference herein.

Preferred Stock

We are authorized to issue up to 50,000,000 shares of preferred stock. Our board of directors is authorized, subject to limitations prescribed by Nevada law and our articles of incorporation, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers, designations, preferences and rights of the shares. Our board of directors also is authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the voting and other rights of the holders of our common stock, which could have an adverse impact on the market price of our common stock.

  Series A Cumulative Perpetual Preferred Stock

The Series A Cumulative Perpetual Preferred Stock is a single series of the preferred shares, consisting of 10,446,300 shares. The holders of the Series A Cumulative Perpetual Preferred Stock have no preemptive rights.

The Series A Cumulative Perpetual Preferred Stock ranks as to payment of dividends and distributions of assets upon dissolution, liquidation or winding up:

•	junior to all of our and our subsidiaries’ existing and future debt obligations;

•	junior to any class or series of our capital stock, the terms of which provide that such class or series will rank senior to the Series A Cumulative Perpetual Preferred Stock;

•	senior to our common shares and any other class or series of our capital stock, the terms of which provide that such class or series will rank junior to the Series A Cumulative Perpetual Preferred Stock either or both as to the payment of dividends and/or as to the distribution of assets on any liquidation, dissolution or winding up of our company (in each case without regard to whether dividends accrue cumulatively or non-cumulatively), which are collectively referred to as the “Junior Stock”; and

•	on a parity with any other class or series of our capital stock, the terms of which provide that such class or series will rank equally with Series A Cumulative Perpetual Preferred Stock both in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of our company, which are collectively referred to as the “Parity Stock”;

in each case, whether now outstanding or to be issued in the future.

Under Nevada law, the Company may declare or pay dividends on the Series A Cumulative Perpetual Preferred Stock only to the extent by which the total assets exceed the total liabilities and so long as the Company is able to pay its debts as they become due in the usual course of its business. When the need to make these determinations arises, our board of directors will determine the amount of the total assets and total liabilities and our ability to pay our debts in accordance with Nevada law.

Dividends

General

Holders of Series A Cumulative Perpetual Preferred Stock are entitled to receive cumulative cash dividends quarterly, when and if declared, on February 15, May 15, August 15 and November 15 of each year (or the following business day if such day is not a business day), commencing on February 15, 2009, each of which is a “dividend payment date”, on each share of Series A Cumulative Perpetual Preferred Stock at a per annum rate of 10% on (i) the amount of $100 per share of Series A Cumulative Perpetual Preferred Stock and (ii) the amount of accrued and unpaid dividends (including dividends thereon at a per annum rate of 10% to the date of payment) on such share of Series A Cumulative Perpetual Preferred Stock, if any (giving effect to (A) any dividends paid through the dividend payment date that begins such dividend period (other than the initial dividend period) and (B) any dividends paid during such dividend period). Dividends on the Series A Cumulative Perpetual Preferred Stock will begin to accrue and be cumulative from the original issuance date, will compound on each dividend payment date and will be payable in arrears.

Dividends accrued on the Series A Cumulative Perpetual Preferred Stock in respect of any dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends accrued on the Series A Cumulative Perpetual Preferred Stock on any date prior to the end of a dividend period, and for the initial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

A dividend period is the period ending on the day before a dividend payment date and beginning on the preceding dividend payment date or, if none, the original date of issuance of the Series A Cumulative Perpetual Preferred Stock. Dividends payable in respect of a dividend period will be payable in arrears on the first dividend payment date after such dividend period. Dividends that are payable on Series A Cumulative Perpetual Preferred

Stock will be payable to holders of record of Series A Cumulative Perpetual Preferred Stock as they appear on the stock register on the applicable record date, which shall be the 15th calendar day before such dividend payment date (as originally scheduled) or such other record date fixed by our board of directors (or another duly authorized committee of our board of directors) that is not more than 60 nor less than 10 days prior to such dividend payment date.

There is no sinking fund with respect to dividends.

Payment Restrictions

Unless all accrued, cumulated and unpaid dividends on the Series A Cumulative Perpetual Preferred Stock for all past quarterly dividend periods shall have been paid in full (or declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Series A Cumulative Perpetual Preferred Stock on the applicable record date), we will not:

•	declare or pay any dividend on any Parity Stock or Junior Stock, unless it is paid in the form of Junior Stock; or

•	redeem, purchase, or otherwise acquire any Junior Stock or Parity Stock, directly or indirectly, unless it is other than as a result of a reclassification of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock or of one share of Parity Stock for or into another share of Parity Stock (with the same or lesser per share liquidation amount) or Junior Stock.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any dividend payment date (or, in the case of Parity Stock having dividend payment dates different from the dividend payment dates, on a dividend payment date falling within a dividend period related to such dividend payment date) in full upon the Series A Cumulative Perpetual Preferred Stock and any shares of Parity Stock, all dividends declared on the Series A Cumulative Perpetual Preferred Stock and all such Parity Stock and payable on such dividend payment date (or, in the case of Parity Stock having dividend payment dates different from the dividend payment dates, on a dividend payment date falling within the dividend period related to such dividend payment date) will be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the Series A Cumulative Perpetual Preferred Stock (including, if applicable, dividends on such amount) and all Parity Stock payable on such dividend payment date (or, in the case of Parity Stock having dividend payment dates different from the dividend payment dates, on a dividend payment date falling within the dividend period related to such dividend payment date) bear to each other.

If all or a portion of the dividends payable on any series of our preferred stock by its terms are not permitted to be paid in cash and are required to be paid in the form of additional shares of such series of preferred stock or an increase in the liquidation preference of such series of preferred stock, that amount of dividends paid on such series of preferred stock in the form of additional shares or an increase in the liquidation preference of such series of preferred stock shall be considered paid for purposes of the payment restrictions and pro rata payment requirements set forth above.

Subject to the foregoing, such dividends (payable in cash, securities or other property) as may be determined by our board of directors (or another duly authorized committee of our board of directors) may be declared and paid on any securities, including Junior Stock, from time to time out of any funds legally available for such payment, and the Series A Cumulative Perpetual Preferred Stock shall not be entitled to participate in any such dividends.

Redemption

Holders of Series A Cumulative Perpetual Preferred Stock do not have any right to require us to redeem any shares of Series A Cumulative Perpetual Preferred Stock.

Prior to November 15, 2011, we may not redeem any shares of Series A Cumulative Perpetual Preferred Stock. On or after November 15, 2011, we may, at our option, redeem, in whole at any time or in part from time to time, the shares of Series A Cumulative Perpetual Preferred Stock at the time outstanding, at a redemption price equal to the sum of (i) $110 per share and (ii) the accrued and unpaid dividends thereon (including, if applicable, dividends on such amount), whether or not declared, to the redemption date. However, the minimum number of shares of Series A Cumulative Perpetual Preferred Stock that we may redeem at any time is the lesser of (i) 1,000,000 shares of Series A Cumulative Perpetual Preferred Stock and (ii) the number of shares of Series A Cumulative Perpetual Preferred Stock outstanding.

The redemption price for any shares of Series A Cumulative Perpetual Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to us or our agent. Any accrued but unpaid dividends payable on a redemption date that occurs subsequent to the dividend record date for a dividend period will not be paid to the holder entitled to receive the redemption price on the redemption date, but rather will be paid to the holder of record of the redeemed shares on such dividend record date relating to the dividend payment date.

Notice of every redemption of shares of Series A Cumulative Perpetual Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on our books, on not less than 30 days and not more than 60 days before the date fixed for redemption. Notwithstanding the foregoing, if the Series A Cumulative Perpetual Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series A Cumulative Perpetual Preferred Stock at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Series A Cumulative Perpetual Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

In case of any redemption of part of the shares of Series A Cumulative Perpetual Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as we may determine to be fair and equitable. We have full power and authority to prescribe the terms and conditions upon which shares of Series A Cumulative Perpetual Preferred Stock shall be redeemed from time to time.

     Conversion

Holders of Series A Cumulative Perpetual Preferred Stock shares have no right to exchange or convert such shares into any other securities.

     Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up, subject to the rights of holders of any shares of the capital stock then outstanding ranking senior to or pari passu with the Series A Cumulative Perpetual Preferred Stock in respect of distributions upon our liquidation, dissolution or winding up, the holders of the Series A Cumulative Perpetual Preferred Stock then outstanding will be entitled to receive before any distribution or payment is made on any shares of the capital stock ranking junior as to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or the winding up of our affairs, payment in full in the amount of (i) $100 per share; and (ii) the accrued and unpaid dividends thereon (including, if applicable, dividends on such amount), whether or not declared, to the date of payment.

For the purpose of the immediately preceding paragraph, none of the following will constitute or be deemed to constitute a voluntary or involuntary liquidation, dissolution or winding up of the affairs:

•	the sale, transfer, lease or conveyance of all or substantially all of the property or business;

•	our consolidation or merger with or into any other person; or

•	the consolidation or merger of any other person with or into us.

In the event our assets available for distribution to the holders of the preferred shares, including the Series A Cumulative Perpetual Preferred Stock, upon our liquidation, dissolution or winding up, whether voluntary or involuntary, are insufficient to pay in full all amounts to which such holders are entitled, the holders of the Series A Cumulative Perpetual Preferred Stock and the holders of the securities ranking pari passu with the Series A Cumulative Perpetual Preferred Stock as to distribution of our assets upon such liquidation, dissolution or winding up, will share ratably in any distribution of the assets based upon the proportion of the full respective liquidation preference of each such series, including an amount equal to any accrued and unpaid dividends, to the aggregate liquidation preference, including an amount equal to any accrued but unpaid dividends, for all outstanding shares for each series.

After the payment to the holders of the Series A Cumulative Perpetual Preferred Stock of the full preferential amounts provided for above, the holders of the Series A Cumulative Perpetual Preferred Stock will have no right or claim to any of the remaining assets.

     Voting Rights

The holders of Series A Cumulative Perpetual Preferred Stock shall not have any voting rights except as required by applicable Nevada laws, the certificate of designations and as described below.

So long as any shares of Series A Cumulative Perpetual Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by our articles of incorporation, the vote or consent of the holders of at least 66 2/3% of the shares of Series A Cumulative Perpetual Preferred Stock and any Parity Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

•	any amendment or alteration of our articles of incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series of our capital stock ranking senior to the Series A Cumulative Perpetual Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

•	any amendment, alteration or repeal of any provision of our articles of incorporation so as to materially and adversely affect the special rights, preferences, privileges or voting powers of the Series A Cumulative Perpetual Preferred Stock taken as a whole; provided, however, that no amendment, alteration or repeal shall be made that has a disproportionate effect on any holder of Series A Cumulative Perpetual Preferred Stock without the consent of such holder; or

•	any consummation of a binding share exchange or reclassification involving the Series A Cumulative Perpetual Preferred Stock, or of our merger or consolidation with another corporation or other entity, unless in each case (x) the shares of Series A Cumulative Perpetual Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series A Cumulative Perpetual Preferred Stock immediately prior to such consummation, taken as a whole;

provided, however, that any increase in the amount of the authorized preferred stock, or the creation and issuance, or an increase in the authorized or issued amount, of any other series of preferred stock ranking equally with and/or junior to the Series A Cumulative Perpetual Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon our liquidation, dissolution or winding up will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series A Cumulative Perpetual Preferred Stock.

In addition to any other vote or consent of stockholders required by law or by our articles of incorporation, so long as at least 1,000,000 shares of Series A Cumulative Perpetual Preferred Stock are outstanding, the vote or consent of the holders of at least a majority of the shares of Series A Cumulative Perpetual Preferred Stock at the time outstanding, voting in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

•	any amendment or alteration of our articles of incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series of our capital stock, or the issuance of any shares of any class or series of our capital stock, in each case, ranking senior to the Series A Cumulative Perpetual Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on our liquidation, dissolution or winding up;

•	any amendment, alteration or repeal of any provision of our articles of incorporation so as to affect or change the rights, preferences, privileges or voting powers of the Series A Cumulative Perpetual Preferred Stock so as not to be substantially similar to those in effect immediately prior to such amendment, alteration or repeal; or

•	any consummation of a binding share exchange or reclassification involving the Series A Cumulative Perpetual Preferred Stock, or of our merger or consolidation with another corporation or other entity, unless in each case (x) the shares of Series A Cumulative Perpetual Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof as are substantially similar to the rights, preferences, privileges and voting powers, and limitations and restrictions of the Series A Cumulative Perpetual Preferred Stock immediately prior to such consummation;

provided, however, that the creation and issuance, or an increase in the authorized or issued amount, of any other series of preferred stock ranking equally with and/or junior to the Series A Cumulative Perpetual Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Company will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series A Cumulative Perpetual Preferred Stock.

No vote or consent of the holders of Series A Cumulative Perpetual Preferred Stock shall be required as set forth in the preceding two paragraphs if, at or prior to the time when any such vote or consent would otherwise be required, all outstanding shares of Series A Cumulative Perpetual Preferred Stock (or, in the case of a vote or consent related to any share exchanges, reclassifications, mergers and consolidations, more than 9,000,000 shares of Series A Cumulative Perpetual Preferred Stock ) shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption.

     Election of Directors

If and whenever an amount equal to six full quarterly dividends, whether or not consecutive, payable on any class or series of our preferred stock, including the Series A Cumulative Perpetual Preferred Stock , are not paid or otherwise declared and set aside for payment, the holders of the Series A Cumulative Perpetual Preferred Stock and our preferred stock with similar rights to elect directors in the event dividends are not paid or otherwise set side for payment that have also been triggered as a result of the our failure to pay dividends on our preferred stock (the “Voting Preferred”), voting as a single class shall be entitled to increase the authorized number of directors on our board of directors by two and elect such two additional directors to our board of directors at the next annual meeting or special meeting. Not later than 40 days after the entitlement arises our board of directors will convene a special meeting of the holders of the Voting Preferred for the purpose of electing the additional two directors. If our board of directors fails to convene such meeting within such 40-day period, then holders of 10% of the outstanding shares of the Voting Preferred, taken as single class, may call the meeting. If all accrued, cumulated and unpaid dividends in default on our preferred stock have been paid in full or declared and set apart for payment, the holders of the Voting Preferred will no longer have the right to vote on directors and the term of office of each director so elected will terminate immediately and the authorized number of our directors will, without further action, be reduced accordingly.

Certain Articles of Incorporation, By-Laws and Statutory Provisions

The provisions of our amended and restated articles of incorporation and amended and restated by-laws and of the Nevada Business Corporation Act summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares.

Limitation of Liability of Officers and Directors

Nevada law currently provides that our directors will not be personally liable to our Company or our stockholders for monetary damages for any act or omission as a director other than in the following circumstances:

•	the director breaches his fiduciary duty to our Company or our stockholders and this breach involves intentional misconduct, fraud or a knowing violation of law; or

•	our Company makes an unlawful payment of a dividend or unlawful stock purchases, redemptions or other distributions.

As a result, neither we nor our stockholders have the right, through stockholders’ derivative suits on our behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above. Nevada law allows the articles of incorporation of a corporation to provide for greater liability of the corporation’s directors. Our amended and restated articles of incorporation do not provide for such expanded liability.

Special Meetings of Stockholders

Our amended and restated articles of incorporation and amended and restated by-laws provide that special meetings of stockholders may be called only by the chairman or by a majority of the members of our board. Stockholders are not permitted to call a special meeting of stockholders, to require that the chairman call such a special meeting, or to require that our board request the calling of a special meeting of stockholders.

Stockholder Action; Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our amended and restated articles of incorporation provide that stockholders may not take action by written consent unless this action and the taking of such action by written consent have been expressly approved by the board of directors, and otherwise may only take action at duly called annual or special meetings. In addition, our amended and restated by-laws establish advance notice procedures for:

•	stockholders to nominate candidates for election as a director; and

•	stockholders to propose topics for consideration at stockholders’ meetings.

Stockholders must notify our corporate secretary in writing prior to the meeting at which the matters are to be acted upon or directors are to be elected. The notice must contain the information specified in our amended and restated by-laws. To be timely, the notice must be received at our corporate headquarters not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders. If the annual meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary of the preceding year’s annual meeting, notice by the stockholder, to be timely, must be received not earlier than the 120th day prior to the annual meeting and not later than the later of the 90th day prior to the annual meeting or the 10th day following the day on which we notify stockholders of the date of the annual meeting, either by mail or other public disclosure. In the case of a special meeting of stockholders called to elect directors, the stockholder notice must be received not earlier than 120 days prior to the special meeting and not later than the later of the 90th day prior to the special meeting or 10th day following the day on which we notify stockholders of the date of the special meeting, either by mail or other public disclosure. These provisions may preclude some stockholders from bringing matters before the stockholders at an annual or special meeting or from nominating candidates for director at an annual or special meeting.

Election and Removal of Directors

Our board of directors is divided into three classes. The directors in each class serve for a three-year term, one class being elected each year by our stockholders. Our stockholders may only remove directors for cause. Our board of directors may elect a director to fill a vacancy created by the expansion of the board of directors. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because it generally makes it more difficult for stockholders to replace a majority of our directors.

Nevada Anti-Takeover Statutes

Business Combinations Act

Under the terms of our amended and restated articles of incorporation and as permitted under Nevada law, we have elected not to be subject to Nevada’s anti-takeover law. This law provides that specified persons who, together with affiliates and associates, own, or within three years did own, 10% or more of the outstanding voting stock of a corporation cannot engage in specified business combinations with the corporation for a period of three years after the date on which the person became an interested stockholder. The law defines the term “business combination” to encompass a wide variety of transactions with or caused by an interested stockholder, including mergers, asset sales and other transactions in which the interested stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders. With the approval of our stockholders, we may amend our articles of incorporation in the future to become governed by the anti-takeover law. This provision would then have an anti-takeover effect for transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock. By opting out of the Nevada anti-takeover law, third parties or existing stockholders could more easily pursue a takeover transaction that was not approved by our board of directors.

Control Shares Act

Nevada law provides that, in certain circumstances, a stockholder who acquires a controlling interest in a corporation, defined in the statute as an interest in excess of a 1/5, 1/3 or 1/2 interest, has no voting rights in the shares acquired that caused the stockholder to exceed any such threshold, unless the corporation’s other stockholders, by majority vote, grant voting rights to such shares. We may opt out of this act by amending our by-laws either before or within ten days after the relevant acquisition of shares. Presently, our amended and restated by-laws do not opt out of this act.

Gaming Requirements

Applicable Gaming Laws impose certain reporting and suitability requirements to holders of our capital stock. See “Risk Factors — Risks Associated with Our U.S. Operations — Certain beneficial owners of our voting securities may be required to file an application with, and be investigated by, the Nevada Gaming Authorities, and the Nevada Commission may restrict the ability of a beneficial owner to receive any benefit from our voting securities and may require the disposition of shares of our voting securities, if a beneficial owner is found to be unsuitable” and “— Certain beneficial owners of our voting securities may be required to file a license application with, and be investigated by, the Pennsylvania Gaming Control Board, the Pennsylvania State Police and other agencies” in our Annual Report on Form 10-K for the year ended December 31, 2007, which is incorporated by reference herein.

Our amended and restated articles of incorporation provide that if the Nevada Gaming Authorities determine at any time that a holder of our stock or other securities is unsuitable to hold such securities, then until such securities are owned by persons found by the Nevada Gaming Authorities to be suitable to own them:

•	we will not be required or permitted to pay any dividend or interest with regard to these securities;

•	the holder of these securities will not be entitled to vote on any matter as the holder of the securities and these securities will not for any purposes be included in the securities entitled to vote; and

•	we will not pay any remuneration in any form to the holder of these securities.

In addition to the foregoing, our amended and restated articles of incorporation also provide that the issuance or transfer of any stock or securities in violation of applicable Gaming Laws, including Nevada Gaming Laws, will be void and that such stock or securities shall be deemed not to be issued and outstanding until:

•	we cease to be subject to the jurisdiction of the Gaming Authorities; or

•	the applicable Gaming Authorities validate the issuance or transfer or waive any defect in the issuance or transfer.

Amendment to Certain Articles of Incorporation and By-Law Provisions

Our amended and restated articles of incorporation provide that amendments to certain provisions of the articles will require the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of our voting stock, namely:

•	the provisions requiring a 66 2/3% stockholder vote for removal of directors;

•	the provisions requiring a 66 2/3% stockholder vote for the amendment, repeal or adoption of our by-law provisions (described below);

•	the provisions requiring a 66 2/3% stockholder vote for the amendment of certain provisions of our articles of incorporation; and

•	the provisions prohibiting stockholder action by written consent except under certain circumstances.

In addition, our amended and restated articles of incorporation and amended and restated by-laws provide that our by-laws are subject to adoption, amendment or repeal either by a majority of the members of our board of directors or the affirmative vote of the holders of not less than 66 2/3% of the outstanding shares of our voting stock voting as a single class.

The 66 2/3% vote will allow the holders of a minority of our voting securities to prevent the holders of a majority or more of our voting securities from amending certain provisions of our amended and restated articles of incorporation and our amended and restated by-laws.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock and Series A Cumulative Perpetual Preferred Stock is American Stock Transfer and Trust Company. Its telephone number is (212) 936-5100.

Listing

Our common stock is listed the New York Stock Exchange under the symbol “LVS.”

DESCRIPTION OF THE DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares rather than full shares of the preferred stock of a series. In the event that we determine to do so, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular series of preferred stock as more fully described below.

The shares of any series of preferred stock represented by depositary shares will be deposited under one or more deposit agreements among us, a depositary to be named in the applicable prospectus supplement, and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related series of preferred stock.

The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement relating to such deposited shares. The forms of deposit agreement and depositary receipt will be filed as exhibits to the documents incorporated or deemed to be incorporated by reference in this prospectus. Holders of depositary shares will be subject to all of the provisions of the section entitled “Description of Capital Stock — Gaming Requirements.”

The following summary of certain provisions of the depositary shares and deposit agreement does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the deposit agreement and the applicable prospectus supplement, including the definitions.

Immediately following our issuance of shares of a series of preferred stock that will be offered as fractional shares, we will deposit the shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers thereof. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the related series of preferred stock to the record holders of depositary shares relating to the series of preferred stock in proportion to the number of the depositary shares owned by the holders.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by the holders, unless the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distributions, in which case the depositary may, with our approval, adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper.

The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

Redemption of Depositary Shares

If any series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us after a period of two years from the date the funds are so deposited.

Voting the Underlying Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the series of preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the related series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of preferred stock represented by the depositary shares in accordance with the instructions, provided the depositary receives the instructions sufficiently in advance of the meeting to enable it to so vote or cause to be voted the shares of preferred stock, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.

Withdrawal of Stock

Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, the holder of the depositary shares evidenced thereby will be entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of preferred stock and any money or other property, if any, represented by the depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock, but holders of the whole shares of preferred stock will not thereafter be entitled to deposit the shares of preferred stock with the depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder or upon his or her order at the same time a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of a Deposit Agreement

The form of depositary receipt evidencing the depositary shares of any series and any provision of the applicable deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially adversely alters the rights of the holders of depositary shares of any series will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares of the series then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of the depositary receipts evidencing the depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of the related series of preferred stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us at any time upon not less than 60 days prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of the notice, the depositary shall deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by the depositary shares. The deposit agreement shall automatically terminate after all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the related series of preferred stock in connection with any liquidation, dissolution or winding up of us and the distribution has been distributed to the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock and the initial issuance of the depositary shares and all withdrawals of shares of the related series of preferred stock, except that holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and which we are required to furnish to the holders of the related preferred stock.

The depositary’s corporate trust office will be identified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the depositary will act as transfer agent and registrar for depositary receipts and if shares of a series of preferred stock are redeemable, the depositary will also act as redemption agent for the corresponding depositary receipts.

DESCRIPTION OF THE WARRANTS

The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of senior debt securities, subordinated debt securities, preferred stock, depositary shares or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants. Holders of warrants for debt securities will be subject to all of the provisions of the section entitled “Description of the Debt Securities — Mandatory Disposition Pursuant to Gaming Laws” and holders of warrants for capital stock will be subject to the provisions of the section entitled “Description of our Capital Stock — Gaming Requirements” related to discretionary qualification or licensing requirements and to the restrictions upon a finding of unsuitability.

Debt Warrants

The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:

•	the title of such debt warrants;

•	the offering price for such debt warrants, if any;

•	the aggregate number of such debt warrants;

•	the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

•	if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

•	if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);

•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the antidilution or adjustment provisions of such debt warrants, if any;

•	the redemption or call provisions, if any, applicable to such debt warrants; and

•	any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants

The prospectus supplement relating to any particular issue of depositary share warrants, preferred stock warrants or common stock warrants will describe the terms of such warrants, including the following:

•	the title of such warrants;

•	the offering price for such warrants, if any;

•	the aggregate number of such warrants;

•	the designation and terms of the offered securities purchasable upon exercise of such warrants;

•	if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

•	if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

•	the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the antidilution provisions of such warrants, if any;

•	the redemption or call provisions, if any, applicable to such warrants; and

•	any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF THE PURCHASE CONTRACTS

We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of senior debt securities, subordinated debt securities, shares of common stock or preferred stock, depositary shares, government securities, or any of the other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts. Holders of purchase contracts for debt securities will be subject to all of the provisions of the section entitled “Description of the Debt Securities — Mandatory Disposition Pursuant to Gaming Laws” and holders of purchase contracts for capital stock will be subject to the provisions of the section entitled “Description of our Capital Stock — Gaming Requirements” related to discretionary qualification or licensing requirements and to the restrictions upon a finding of unsuitability.

The prospectus supplement related to any particular purchase contracts will describe, among other things, the material terms of the purchase contracts and of the securities being sold pursuant to such purchase contracts, a discussion, if appropriate, of any special United States federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

DESCRIPTION OF THE UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date. To the extent that units include debt securities, holders of the units will be subject to all of the provisions of the section entitled “Description of the Debt Securities — Mandatory Disposition Pursuant to Gaming Laws,” and to the extent that units include capital stock, holders of the units will be subject to the provisions of the section entitled “Description of our Capital Stock — Gaming Requirements” related to discretionary qualification or licensing requirements and to the restrictions upon a finding of unsuitability.

Any prospectus supplement related to any particular units will describe, among other things:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	if appropriate, any special United States federal income tax considerations applicable to the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

•	sell shares of common stock short themselves and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

•	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any other offering expenses;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

If more than 10 percent of the net proceeds of any offering of securities made under this prospectus will be received by members of the Financial Industry Regulatory Authority, which we refer to in this prospectus as “FINRA,” participating in the offering or by affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with NASD Conduct Rule 2710(h). The maximum compensation we will pay to underwriters in connection with any offering of the securities will not exceed 8% of the maximum proceeds of such offering.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

Certain legal matters in connection with the offered debt securities, depositary shares, warrants, purchase contracts, units and guarantees will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. Certain legal matters with respect to the offered common stock and preferred stock and with respect to Nevada corporate law will be passed upon for us by Lionel Sawyer & Collins LTD, Las Vegas, Nevada.

EXPERTS

The financial statements incorporated in this prospectus by reference to Las Vegas Sands Corp.’s Current Report on Form 8-K dated November 17, 2008 and the financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Las Vegas Sands Corp. for the year ended December 31, 2007 have been so incorporated in reliance on the report (which contains a paragraph relating to certain actions taken by management to remove substantial doubt about the Company’s ability to continue as a going concern) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Debt Securities

Preferred Stock

Common Stock

Depositary Shares

Warrants

Purchase Contracts

Units

PROSPECTUS

November 17, 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth expenses payable by Las Vegas Sands Corp. in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates.

SEC registration fee	$0	*
Printing expenses	20,000
Legal fees and expenses	150,000
Accounting fees and expenses	50,000
Fees and expenses of trustee and counsel	24,000
Miscellaneous	5,000

Total	$249,000	*

*	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933 and are not estimable at this time.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company is a Nevada corporation. Section 78.7502 of Chapter 78 of the Nevada Revised Statutes empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. No indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

The Company’s Articles of Incorporation, as amended and restated, provide in Article Seven that the Company shall indemnify its directors and officers to the fullest extent permitted by the laws of the State of Nevada.

The operating agreement of Las Vegas Sands, LLC provides that Las Vegas Sands, LLC will indemnify the Company for all costs, losses, liabilities and damages incurred in connection with the Company’s business, to the fullest extent provided or allowed by Nevada law.

The Company maintains a Directors’ and Officers’ Liability and Reimbursement Insurance Policy designed to reimburse it for any payments made by it pursuant to the foregoing indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Reference is made to Item 17 for our undertakings with respect to indemnification for liabilities arising under the Securities Act.

ITEM 16.	EXHIBITS

Exhibit
No.		Description

1	.1†	Form of underwriting agreement for debt securities.
1	.2†	Form of underwriting agreement for equity securities.
1	.3†	Form of underwriting agreement for depositary shares.
1	.4†	Form of underwriting agreement for purchase contracts.
1	.5†	Form of underwriting agreement for units.
3.1		Operating Agreement of Las Vegas Sands, LLC dated July 28, 2005.
3.2		First Amendment to the Operating Agreement of Las Vegas Sands, LLC dated May 23, 2007.
4.1		Amended and Restated Articles of Incorporation of Las Vegas Sands Corp. (incorporated by reference from Exhibit 3.1 to the Company’s Amendment No. 2 to Registration Statement on Form S-1 (Reg. No. 333-118827) dated November 22, 2004).
4.2		Amended and Restated By-laws of Las Vegas Sands Corp. (incorporated by reference from Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2007, filed November 9, 2007).
4.3		Form of Specimen Common Stock Certificate of Las Vegas Sands Corp. (incorporated by reference from Exhibit 4.1 to the Company’s Amendment No. 2 to Registration Statement on Form S-1 (Reg. No. 333-118827) dated November 22, 2004).
4.4		Certificate of Designations for Series A Cumulative Perpetual Preferred Stock (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 14, 2008).
4	.5*	Indenture, dated as of September 30, 2008, between the Company and U.S. Bank National Association, as trustee (the “Senior Indenture”).
4	.6*	Form of Indenture to be entered into by the Company and U.S. Bank National Association, as trustee (the “Subordinated Indenture”).
4.7		Form of Indenture to be entered into by the Company, Las Vegas Sands, LLC and U.S. Bank National Association, as trustee (the “Senior Guaranteed Debt Security Indenture”).
4	.8†	Form of Warrant Agreement.
4	.9†	Form of Warrant.
4	.10†	Form of Deposit Agreement.
4	.11†	Form of Depositary Receipt.
4	.12†	Form of Purchase Contract.
4	.13†	Form of Unit Agreement.
5	.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.
5	.2*	Opinion of Lionel Sawyer & Collins LTD.
5.3		Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.
12.1		Computation of ratio of earnings to fixed charges.
23.1		Consent of PricewaterhouseCoopers LLP.
23	.2*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (contained in Exhibit 5.1).
23	.3*	Consent of Lionel Sawyer & Collins LTD (contained in Exhibit 5.2).
23.4		Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (contained in Exhibit 5.3).
24	.1*	Powers of attorney related to the Company.
24.2		Powers of attorney related to Las Vegas Sands, LLC (included on the signature page of this Form S-3 and incorporated herein by reference).
25	.1*	Statement of eligibility and qualification on Form T-l of U.S. Bank National Association with respect to the Company under the Senior Indenture.
25	.2*	Statement of eligibility and qualification on Form T-l of U.S. Bank National Association with respect to the Company under the Subordinated Indenture.
25.3		Statement of eligibility and qualification on Form T-1 of U.S. Bank National Association with respect to the Company and Las Vegas Sands, LLC under the Senior Guaranteed Debt Security Indenture.

*	Previously filed.

†	To be filed, if necessary, by a post-effective amendment to the registration statement or as an exhibit to a document incorporated by reference herein.

ITEM 17.	UNDERTAKINGS

(a) The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrants undertake that in a primary offering of securities of such undersigned Registrants pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrants or used or referred to by such undersigned Registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrants or their securities provided by or on behalf of such undersigned Registrants; and

(iv) Any other communication that is an offer in the offering made by such undersigned Registrants to the purchaser.

(b) The undersigned Registrants hereby further undertake that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on November 17, 2008.

LAS VEGAS SANDS CORP.

By:	/s/ WILLIAM P. WEIDNER
Name:     William P. Weidner

Title:	President, Chief Operating Officer, Secretary and Director

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the following capacities on November 17, 2008.

Signature		Title

* Sheldon G. Adelson		Chairman of the Board, Chief Executive Officer, Treasurer and Director (principal executive officer)

/s/ WILLIAM P. WEIDNER William P. Weidner		President, Chief Operating Officer, Secretary and Director

* Michael Quartieri		Corporate Controller (principal financial officer)

* Irwin Chafetz		Director

* Charles D. Forman		Director

* Andrew R. Heyer		Director

* George P. Koo		Director

* Michael A. Leven		Director

* James L. Purcell		Director

* Irwin A. Siegel		Director

*By:	/s/ WILLIAM P. WEIDNER Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on November 17, 2008.

LAS VEGAS SANDS, LLC

By:	/s/ Sheldon G. Adelson
Name:     Sheldon G. Adelson

Title:	Chairman and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Sheldon G. Adelson, William P. Weidner and J. Alberto Gonzalez-Pita or any of them his or her true and lawful agent, proxy and attorney in fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney in fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys in fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment on Form S-3 has been signed by the following persons in the following capacities on November 17, 2008.

Signature	Title

/s/ Sheldon G. Adelson Sheldon G. Adelson	Chairman of the Board, Treasurer and Director (principal executive officer)

/s/ William P. Weidner William P. Weidner	President, Chief Operating Officer, Assistant Secretary and Director

/s/ Charles D. Forman Charles D. Forman	Director

/s/ Michael Quartieri Michael Quartieri	Corporate Controller of Las Vegas Sands Corp, the sole member of Las Vegas Sands, LLC (principal financial officer)

EXHIBITS

Exhibit
No.		Description

1	.1†	Form of underwriting agreement for debt securities.
1	.2†	Form of underwriting agreement for equity securities.
1	.3†	Form of underwriting agreement for depositary shares.
1	.4†	Form of underwriting agreement for purchase contracts.
1	.5†	Form of underwriting agreement for units.
3.1		Operating Agreement of Las Vegas Sands, LLC dated July 28, 2005.
3.2		First Amendment to the Operating Agreement of Las Vegas Sands, LLC dated May 23, 2007.
4.1		Amended and Restated Articles of Incorporation of Las Vegas Sands Corp. (incorporated by reference from Exhibit 3.1 to the Company’s Amendment No. 2 to Registration Statement on Form S-1 (Reg. No. 333-118827) dated November 22, 2004).
4.2		Amended and Restated By-laws of Las Vegas Sands Corp. (incorporated by reference from Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2007, filed November 9, 2007).
4.3		Form of Specimen Common Stock Certificate of Las Vegas Sands Corp. (incorporated by reference from Exhibit 4.1 to the Company’s Amendment No. 2 to Registration Statement on Form S-1 (Reg. No. 333-118827) dated November 22, 2004).
4.4		Certificate of Designations for Series A Cumulative Perpetual Preferred Stock (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 14, 2008).
4	.5*	Indenture, dated as of September 30, 2008, between the Company and U.S. Bank National Association, as trustee (the “Senior Indenture”).
4	.6*	Form of Indenture to be entered into by the Company and U.S. Bank National Association, as trustee (the “Subordinated Indenture”).
4.7		Form of Indenture to be entered into by the Company, Las Vegas Sands, LLC and U.S. Bank National Association, as trustee (the “Senior Guaranteed Debt Security Indenture”).
4	.8†	Form of Warrant Agreement.
4	.9†	Form of Warrant.
4	.10†	Form of Deposit Agreement.
4	.11†	Form of Depositary Receipt.
4	.12†	Form of Purchase Contract.
4	.13†	Form of Unit Agreement.
5	.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.
5	.2*	Opinion of Lionel Sawyer & Collins LTD.
5.3		Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.
12.1		Computation of ratio of earnings to fixed charges.
23.1		Consent of PricewaterhouseCoopers LLP.
23	.2*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (contained in Exhibit 5.1).
23	.3*	Consent of Lionel Sawyer & Collins LTD (contained in Exhibit 5.2).
23.4		Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (contained in Exhibit 5.3).
24	.1*	Powers of attorney related to the Company.
24.2		Powers of attorney related to Las Vegas Sands, LLC (included on the signature page of this Form S-3 and incorporated herein by reference).
25	.1*	Statement of eligibility and qualification on Form T-l of U.S. Bank National Association with respect to the Company under the Senior Indenture.
25	.2*	Statement of eligibility and qualification on Form T-l of U.S. Bank National Association with respect to the Company under the Subordinated Indenture.
25.3		Statement of eligibility and qualification on Form T-1 of U.S. Bank National Association with respect to the Company and Las Vegas Sands, LLC under the Senior Guaranteed Debt Security Indenture.

*	Previously filed.

†	To be filed, if necessary, by a post-effective amendment to the registration statement or as an exhibit to a document incorporated by reference herein.